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                                                                     EXHIBIT 5.1
                           OPINION OF KING & SPALDING
                               REGARDING LEGALITY
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                                KING & SPALDING
                           1100 Louisiana, Suite 3300
                              Houston, Texas 77002





                                 April 1, 1998


Union Texas Petroleum Holdings, Inc.
1330 Post Oak Boulevard
Houston, Texas 77056

         Re:     Union Texas Petroleum Holdings, Inc.
                 Shelf Registration Statement on Form S-3 (333-31039)

Ladies and Gentlemen:


         We have acted as counsel for Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 No. 333-31039 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement of the Company's securities in an aggregate amount not to exceed $500,000,000 (the "Prospectus") and as set forth in a supplement to the Prospectus (the "Prospectus Supplement"), of MAndatory Putable/remarketable Securities (MAPS(SM)) of the Company, to be issued by the Company.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

         This opinion is limited in all respects to the federal laws of the United States of America, the laws of the States of Texas and New York and the General Corporation Law of Delaware, and no
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Union Texas Petroleum Holdings, Inc.
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opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that:

                 (i) The Company is a validly existing corporation under the laws of the State of Delaware; and

                 (ii) The Indenture has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms; and upon the due authorization of the issuance of the MAPS and when duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof in accordance with the underwriting agreement approved by the Company and as described in the Prospectus Supplement, the MAPS will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         With respect to the opinion set forth in paragraph (i) above concerning the good standing of the Company, we have relied exclusively upon certificates of officers of the Company and a certificate of the Secretary of State of Delaware.

         The opinions set forth above are subject to the qualifications that
(i) enforcement may be subject the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and any implied covenant of good faith and fair dealing (whether considered in a proceeding at law or in equity), (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) with respect to the enforceability of the Indenture, no opinion is expressed with respect to
Section 615 thereof.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.





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Union Texas Petroleum Holdings, Inc.
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         We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement and to the reference to us under the captions "Legal Matters" in the Prospectus that is included in the Registration Statement and in the Prospectus Supplement.

                                           Very truly yours,


                                           /s/ KING & SPALDING
                                           King & Spalding